UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 24, 2018

EVERCORE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 24, 2018, the Board of Directors (the “Board”) of Evercore Inc. (the “Company”) appointed Ellen V. Futter and Sarah K. Williamson as directors of the Board, each with a term expiring at the Company’s 2018 annual meeting of stockholders. Ms. Futter was appointed as a member of the Board’s Nominating and Corporate Governance Committee and Ms. Williamson was appointed as a member of the Board’s Audit and Compensation Committees.

There is no agreement, arrangement or understanding with any person pursuant to which either Mses. Futter or Williamson was selected as a director, and neither is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their respective appointments, and pursuant to the Company’s compensation policy for non-management directors, Mses. Futter and Williamson will each be granted a one-time award of restricted stock units (“RSUs”) with a value of $50,000, which generally vests on the second anniversary of the date of grant. In the case of such RSU grants, shares will be deliverable upon vesting and will be eligible for net settlement for withholding tax purposes. Mses. Futter and Williamson will also each receive our standard non-management director compensation arrangement.

Ms. Futter has served as the President of the American Museum of Natural History since November 1993. Previously, Ms. Futter served as the President of Barnard College and as the Chairman of the Federal Reserve Bank of New York, and prior to that, was a corporate attorney at the law firm of Milbank, Tweed, Hadley & McCloy. Ms. Futter is a Trustee of Consolidated Edison, Inc. and also serves on its Board of Directors, including on the Operations Oversight Committee and as Chair of the Environment, Health & Safety Committee. Ms. Futter served as a Director of JPMorgan Chase & Co., Inc. through July 2013. Ms. Futter is also a Trustee of the Brookings Institution, a Manager at the Memorial Sloan-Kettering Cancer Center and a Director of NYC & Company. Ms. Futter graduated Phi Beta Kappa, Magna Cum Laude from Barnard College, and earned her J.D. from Columbia Law School.

Ms. Williamson has served as the Chief Executive Officer of FCLTGlobal, a not-for-profit organization dedicated to encouraging long-term behaviors in business and investment decision making, since July 2016. Ms. Williamson previously spent over 21 years at Wellington Management Company LLP, where she was most recently a Partner and Director of Alternative Investments. During her tenure at Wellington, Ms. Williamson served on a number of firm boards and committees, including on the Trust Investment Committee, as the Chair of the Wellington Trust Company, NA., and as the founding chair of the Diversity Committee. Ms. Williamson received her BA in economics, with honors, from Williams College in 1984 and earned an M.B.A., with distinction, from Harvard Business School in 1989.

The size of the Board was increased from nine to eleven directors upon the appointment of Mses. Futter and Williamson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE INC.

	By:	/s/ Jason Klurfeld
Name: Jason Klurfeld
Title: General Counsel

Dated: April 24, 2018